UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2025

ARVANA INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction

Of incorporation)

000-30695

(Commission

File Number)

87-0618509

(I.R.S. Employer

Identification No.)

299 Main Street, 13th Floor, Salt Lake City, Utah 84111

(Address of principal executive offices) (Zip Code)

(702) 899-1072

(Registrant’s telephone number, including area code)

N/A

(Former name, former address, and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant

(a)       Resignation or Dismissal of Previous Independent Registered Public Accounting Firm

On July 24, 2025, Arvana Inc. (the “Company”) dismissed the firm Michael Gillespie & Associates, PLLC (“MGA”) as the independent registered public accounting firm for the Company. The decision to dismiss MGA was approved by the Board of Directors.

The audit report of MGA on the Company’s financial statements for the year ended December 31, 2024, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles. However, the report included an explanatory paragraph describing conditions raising substantial doubt about the Company’s ability to continue as a going concern, which is considered a modification related to uncertainty under Item 304(a)(1)(v) of Regulation S-K.

For the year ended December 31, 2024 and the subsequent interim period through July 24, 2025, there were no disagreements with MGA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements—if not resolved to MGA’s satisfaction—would have caused it to make reference in connection with its report to the subject matter of the disagreement. Also, during this period there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except as described above relating to the going concern explanatory paragraph.

The Company provided MGA with a copy of this Current Report on Form 8-K prior to filing with the Securities and Exchange Commission (the “Commission”), and requested that MGA furnish a letter addressed to the Commission stating whether or not MGA agrees with the above statements. MGA has not furnished the requested letter as of the filing date of this Form 8-K.

(b)       Engagement of New Independent Registered Public Accounting Firm

On July 25, 2025, the Company engaged MAC Accounting Group & CPAs, LLP (“MAC”) as the independent registered public accounting firm for the Company, subject to completion of MAC’s acceptance procedures. The decision to engage MAC was approved by the Board of Directors.

During the fiscal year ended December 31, 2024 and the subsequent interim periods through July 24, 2025, the Company’s Chief Financial Officer had limited high-level discussions with MAC in June and July 2025 regarding general accounting concepts. No consultations occurred prior to that time. These discussions did not involve the application of accounting principles to any specific transaction, either completed or proposed, nor did they involve the type of audit opinion that might be rendered on the Company’s financial statements or the effectiveness of internal control over financial reporting.

No written report or oral advice was provided by MAC that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue. In addition, neither the Company nor anyone acting on its behalf consulted with MAC regarding (i) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K; or (ii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description

16.1 N/A – Letter has not yet been provided by Michael Gillespie & Associates, PLLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARVANA INC.

Date: July 29, 2025

By: /s/Andrew E. Morrison

Andrew E. Morrison

Chief Financial Officer

(Principal Financial and Accounting Officer)